Exhibit 99.2

First Wyoming Financial Corporation

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IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on April 29, 2014.

Vote by Internet

- Log on to the Internet and go to **http://proxy.georgeson.com/**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the following proposals.

	For	Against	Abstain
1. A proposal to approve the transactions described in the Agreement and Plan of Reorganization dated November 24, 2013, by and among WSFS Financial Corporation and First Wyoming Financial Corporation, as amended from time to time, pursuant to which First Wyoming Financial Corporation will merge with and into WSFS Financial Corporation.	☐	☐	☐
2. A proposal to approve the adjournment or postponement of the special meeting, including, without limitation, a motion to adjourn the special meeting to another time for the purpose of soliciting additional proxies to approve the proposals above.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as the name appears hereon. If stock is held in the names of joint owners, each should sign. Attorneys, Executors, Administrators, etc. should so indicate.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Revocable Proxy - FIRST WYOMING FINANCIAL CORPORATION
Proxy for Special Meeting of Stockholders
April 30, 2014
Solicited by the Board of Directors
KNOW ALL MEN BY THESE PRESENT that I, the undersigned stockholder of First Wyoming Financial Corporation (“First Wyoming”), do hereby nominate, constitute and appoint Judy Cook and Robert Faries, and each of them, with full power to act alone, my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place and stead to vote all common stock of First Wyoming standing in my name on its books on March 28, 2014 at the special meeting of its stockholders to be held at First National Bank of Wyoming, 120 Camden Wyoming Avenue, Wyoming, Delaware 19934 on April 30, 2014 at 10:30 a.m., local time and at any adjournment thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations as instructed herein.
If properly executed and returned, the shares represented by the proxy will be voted in accordance with the directions given herein. If no specific directions are given, the shares will be voted subject to and in accordance with the provisions contained in the Board of Directors’ proxy statement and WSFS’ prospectus dated March 31, 2014, “For” proposals 1 and 2 listed herein. If any other business is presented at the meeting the shares will be voted in accordance with the recommendations of the Board of Directors.
This proxy may be revoked at any time prior to its exercise by written notice or a subsequently dated proxy delivered to the Secretary of First Wyoming.
Please be sure to sign and date this proxy. Items to be voted appear on reverse side.